Exhibit 99.1

3050 Spruce Street, St. Louis, MO 63103 USA

Tel: (800) 521-8956/(314) 771-5765 Fax: (800) 325-505/(314) 771-5757

News Release

FOR IMMEDIATE RELEASE

SIGMA-ALDRICH STOCKHOLDERS APPROVE ACQUISITION BY MERCK KGaA

St. Louis, MO, December 5, 2014—Sigma-Aldrich Corporation (NASDAQ: SIAL) stockholders voted to adopt the previously announced merger agreement providing for the acquisition of Sigma-Aldrich by Merck KGaA, Darmstadt, Germany at a special meeting of stockholders held earlier today. Sigma-Aldrich stockholders also approved, on an advisory, non-binding basis, compensation that may become payable to named executive officers as a result of the acquisition.

As previously announced, on September 22, 2014, the board of directors for Sigma-Aldrich approved the merger agreement under which Merck KGaA, Darmstadt, Germany, will acquire Sigma-Aldrich for $140.00 per share in cash. The transaction, which is expected to close in mid-2015, remains subject to the satisfaction of the closing conditions set forth in the merger agreement, including regulatory approvals.

Cautionary Statement: This release contains forward-looking statements. Such statements involve risk and uncertainty, including financial and business environment risks and projections. Such statements include those preceded or followed by, or including the words, “will acquire,” “is expected,” “remains,” or similar expressions, and other statements contained herein regarding matters that are not historical facts. Additionally, this release contains forward-looking statements relating to certain acquisitions and transactions, future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including, without limitation, statements with respect to the Company’s expectations, goals, beliefs, intentions and the like regarding future sales, earnings, return on equity, return on invested capital, cost savings, process improvements, free cash flow, share repurchases, capital expenditures, acquisitions and other matters. These statements are based on assumptions regarding the Company’s operations, investments and acquisitions and conditions in the markets the Company serves. While the Company believes these statements are reasonable, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this release, due to, but not limited to, such factors as (1) successfully completing the proposed merger with Merck KGaA, Darmstadt, Germany, which is dependent upon and/or may be affected by a number of factors, including, with limitation, the timely receipt of the regulatory approvals required for the transaction, (2) potential disruption to our business occurring during the period between the announcement of the Merger Agreement and the closing of the transaction, (3) global economic conditions and other factors affecting the creditworthiness of our customers around the world, (4) changes in pricing and the competitive environment and the global demand for the Company’s products, (5) changes in foreign currency exchange rates, (6) changes in research funding and the success of research and development activities, (7) failure of planned sales initiatives in our Research, Applied and SAFC Commercial business units and global supply chain efficiency improvements, (8) dependence on uninterrupted manufacturing operations and a global supply chain, (9) changes in the regulatory environment in which the Company operates, (10) changes in worldwide tax rates or tax benefits from domestic and international operations, including the matters described in Note 12—Income Taxes, to the Company’s consolidated financial statements included in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “10-K”), (11) exposure to litigation including product liability claims, (12) the ability to maintain adequate quality standards, (13) reliance on third party package delivery services, (14) an unanticipated increase in interest rates, (15) other

3050 Spruce Street, St. Louis, MO 63103 USA

Tel: (800) 521-8956/(314) 771-5765 Fax: (800) 325-505/(314) 771-5757

changes in the business environment in which the Company operates, (16) acquisitions or divestitures of businesses, (17) the amount of restructuring charges, if any and (18) the outcome of the outstanding matters described in Note 14—Contingent Liabilities and Commitments to the Company’s consolidated financial statements included in Item 8 of Part II of the 10-K. A further discussion of the Company’s risk factors can be found in Sigma-Aldrich’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2014 and recent current reports on Form 8-K filed with Securities and Exchange Commission. The Company does not undertake any obligation to update these forward-looking statements.

About Sigma-Aldrich: Sigma-Aldrich, a leading Life Science and Technology company focused on enhancing human health and safety, manufactures and distributes 230,000 chemicals, biochemicals and other essential products and 40,000 equipment products to more than 1.4 million customers globally in research and applied labs as well as in industrial and commercial markets. With three distinct business units—Research, Applied and SAFC Commercial—Sigma-Aldrich is committed to enabling science to improve the quality of life. The Company operates in 37 countries, has approximately 9,000 employees worldwide and had sales of $2.7 billion in 2013. For more information about Sigma-Aldrich, please visit its website at www.sigma-aldrich.com.

Sigma-Aldrich is a registered trademark of Sigma-Aldrich Co. LLC.

Investor and Financial Contact

Quintin Lai

Investor Relations

(314) 898-4643

quintin.lai@sial.com

News and Media Contact

Karen Miller

Corporate Communications

(314) 286-7996

Karen.Miller@sial.com